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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



                 DELAWARE                               38-3430473
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


           5725 DELPHI DRIVE
            TROY, MICHIGAN                                 48098
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(Address of Principal Executive Offices)                (Zip Code)

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

If this form relates to the registration of a class of              If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act            securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General                                Act and is effective pursuant to General
Instruction A.(c), please check the following box. [X]              Instruction A.(d), please check the following box. [_]



SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:  333-67333
                                                                             -------------
                                                                            (If applicable)
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


        TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
        -------------------                     ------------------------------

COMMON STOCK, PAR VALUE $0.01 PER SHARE           NEW YORK STOCK EXCHANGE

PREFERRED SHARE PURCHASE RIGHTS                   NEW YORK STOCK EXCHANGE
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 NOT APPLICABLE
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                                (Title of Class)






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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the Registrant's Common Stock, par value $0.01 per share, and the related Rights to purchase Series A Junior Preferred Stock (the "Preferred Share Purchase Rights"), will be set forth under the caption "Description of Capital Stock" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-67333), initially filed with the Securities and Exchange Commission on November 16, 1998. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2.     EXHIBITS.

            Not applicable.



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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                          ----------------------------------------------------
                                              (Registrant)


Date:  January 27, 1999   By:      /s/  J.T. Battenberg III
                              ------------------------------------------------
                                            J.T. Battenberg III
                              Chairman of the Board, Chief Executive Officer and President